Exhibit 99.1

         #14-10
News Release
CONTACT:
Greg Powell
Vice President, Investor Relations
B/E Aerospace, Inc.
(561) 791-5000 ext. 1450

B/E AEROSPACE REPORTS RECORD FIRST QUARTER 2014 FINANCIAL RESULTS;
FIRST QUARTER REVENUES OF $1 BILLION UP 20% AND
EPS OF $1.06 UP 22%, EXCLUDING ITEM

WELLINGTON, FL, April 23, 2014 – B/E Aerospace, Inc. (NASDAQ: BEAV), the world’s leading manufacturer of aircraft cabin interior products and the world’s leading provider of aerospace fasteners, consumables and logistics services, today announced its first quarter 2014 financial results.

FIRST QUARTER 2014 HIGHLIGHTS, EXCLUDING ACQUISITION COSTS, COMPARED WITH FIRST QUARTER PRIOR YEAR

•	Revenues of $1.01 billion increased 20 percent.

•	Operating earnings increased 21 percent.

•	Earnings before income tax increased 26 percent.

•	Earnings per diluted share were $1.06, an increase of 22 percent.

•	Record first quarter bookings of $1.1 billion increased 30 percent.

FIRST QUARTER CONSOLIDATED RESULTS

First quarter 2014 revenues of $1.01 billion increased 20.1 percent as compared with the prior year period.

First quarter 2014 operating earnings, excluding $2.2 million of costs related to first quarter acquisitions, were $185.2 million, an increase of 20.6 percent.  Operating margin, adjusted to exclude acquisition costs, was 18.3 percent and increased 10 basis points as compared to the prior year period.  On a GAAP basis, operating earnings of $183.0 million increased 19.1 percent.

First quarter 2014 earnings before income tax, excluding first quarter acquisition costs, were $154.6 million, an increase of 25.7 percent.  On a GAAP basis, earnings before income tax increased 23.9 percent.

First quarter 2014 net earnings and earnings per diluted share, excluding first quarter acquisition costs, were $110.5 million and $1.06 per share, representing increases of 22.9 percent and 21.8 percent, respectively, as compared with the prior year period. The Company’s effective tax rate of 28.5 percent in the first quarter of 2014 was 160 basis points higher than the first quarter of 2013 due to the expiration of the research and development tax credit in 2014 and the timing of the adoption of the 2012 research and development tax credit in the first quarter of 2013.  On a comparable tax rate basis, excluding first quarter acquisition costs, the Company’s earnings would have been $0.02 per diluted share higher for the first quarter of 2014.  On a GAAP basis, net earnings and earnings per diluted share were $109.0 million and $1.05 per share, increases of 21.2 percent and 20.7 percent, respectively.

Commenting on the Company’s recent performance, Amin J. Khoury, Chairman and Chief Executive Officer of B/E Aerospace said, “I am pleased to report that our first quarter 2014 results were the best quarterly results in the Company’s history. Our results included record quarterly revenues, bookings, backlog, operating earnings, net earnings and earnings per share.”

Mr. Khoury continued, “During the first quarter, we announced record multiple seating awards, initially valued in excess of $600 million.  Total first quarter 2014 bookings were $1.1 billion, a record for any quarter.”

FIRST QUARTER SEGMENT RESULTS

The following is a tabular summary and commentary of revenues and operating earnings by segment for the three months ended March 31, 2014 and 2013 (consumables management segment adjusted to exclude $2.2 million of first quarter 2014 acquisition costs):

	REVENUES
	($ in millions)
Segment	2014	2013	% Change
Commercial aircraft	$523.4	$420.0	24.6%
Consumables management	366.6	326.7	12.2%
Business jet	121.2	95.5	26.9%
Total	$1,011.2	$842.2	20.1%

	ADJUSTED OPERATING EARNINGS
	($ in millions)
Segment	2014	2013	% Change
Commercial aircraft	$93.1	$74.2	25.5%
Consumables management *	71.0	64.8	9.6%
Business jet	21.1	14.6	44.5%
Total	$185.2	$153.6	20.6%

* CMS operating earnings, including $2.2 million of 2014 first quarter acquisition costs, were $68.8 million

First quarter 2014 commercial aircraft segment (CAS) revenues increased 24.6 percent while operating earnings of $93.1 million increased 25.5 percent as compared with the prior year period. Operating margin of 17.8 percent increased 10 basis points.

First quarter 2014 consumables management segment (CMS) revenues increased 12.2 percent while operating earnings, adjusted to exclude first quarter acquisition costs, were $71.0 million, an increase of 9.6 percent as compared with the prior year period.  Operating margin, adjusted to exclude first quarter acquisition costs, was 19.4 percent.

First quarter 2014 business jet segment (BJS) revenues increased 26.9 percent while operating earnings of $21.1 million increased 44.5 percent as compared with the prior year period.  Operating margin of 17.4 percent expanded 210 basis points as compared with the prior year period, reflecting an improved mix of revenues and ongoing operational efficiency initiatives.

RECENT ACQUISITION ACTIVITY

The Company recently signed non-binding letters-of-intent to acquire two important aerospace manufacturing businesses and completed one small aerospace bolt-on transaction, all in the business jet segment.  Also, during the quarter the Company’s consumables management segment acquired LT Energy Services and Wildcat Wireline, and announced the acquisition of Vision Oil Tools, which closed in the second quarter of 2014.  The Company cannot provide any assurance that the transactions contemplated by the non-binding letters-of-intent will be completed.

LIQUIDITY AND BALANCE SHEET METRICS

Cash flow from operations in the first quarter of 2014 of $56.3 million reflected a 20.1 percent increase in revenues and a corresponding 5.6 percent increase in working capital as compared with the prior year period, exclusive of cash and the impact of acquisitions.  Capital expenditures to support long-term customer programs, as well as recent acquisitions, were $56.2 million, an increase of approximately $19 million as compared with the prior year period.   During the first quarter of 2014 the Company used approximately $257 million for two recently completed acquisitions.

The Company expects a somewhat higher level of revenues, working capital and capital expenditures in the first half of 2014 to support its long-term customer programs, as well as recent acquisitions.  The Company continues to expect a 2014 free cash flow conversion ratio of approximately 65 percent of net earnings for the full year.

As of March 31, 2014, cash was $384.7 million, net debt, which represents total long-term debt of $1.96 billion less cash, was $1.57 billion, and the Company’s net debt-to-net capital ratio was 36.6 percent.

BOOKINGS/BACKLOG

Bookings during the first quarter of 2014 were strong at approximately $1.1 billion, a quarterly record, and reflect a book-to-bill ratio of 1.1 to 1.  Backlog as of March 31, 2014 was approximately $3.9 billion, while awarded but unbooked backlog was approximately $5.0 billion, bringing total backlog, both booked and awarded but unbooked, to a record of approximately $8.9 billion.

During the first quarter, the Company announced that it had won super first class, business class, and main cabin seating awards from seven major international airlines, initially valued at approximately $600 million, only a portion of which is reflected in current period bookings.  The awards are for both new-buy and retrofit aircraft and will outfit B777 and B787, as well as A350, A380, and A319 aircraft.  The first quarter which was a record for the most commercial aircraft seating awards in any one quarter in the Company’s history, reflects the Company’s continued focus on innovation, and further solidifies the Company’s position as the market leader for commercial aircraft seating for the airline industry.

OUTLOOK

Commenting on the Company’s outlook, Mr. Khoury concluded, “Our total backlog, both booked and awarded but unbooked, of approximately $8.9 billion, our expectation for robust wide-body aircraft deliveries, our expectation of strong revenue growth from our SFE program deliveries, and the expectation for continued growth in global passenger travel, all provide a basis for our expectation of continued strong revenue growth.”

The Company’s 2014 full year financial guidance is as follows:

•
The Company expects continued strong bookings in 2014 driven by the Company’s record backlog, the robust wide-body aircraft delivery outlook, bookings from prior SFE awarded programs, and a recovery in aftermarket demand.

•	2014 revenues are now expected to be in excess of $4.0 billion.

•
The Company expects 2014 earnings per share of approximately $4.30 per diluted share, exclusive of acquisition related costs, representing an increase of approximately 22 percent as compared to 2013 earnings per diluted share.

•	2014 free cash flow conversion ratio is expected to be approximately 65 percent of net earnings.

Adjusted net earnings, adjusted diluted net earnings per common share, adjusted earnings before income tax, adjusted operating earnings, adjusted earnings before income tax, adjusted operating margin, CMS adjusted operating earnings, CMS adjusted operating margin, free cash flow and free cash flow conversion ratio are presented in this press release; these are non-GAAP financial measures.  For more information see “Reconciliation of Non-GAAP Financial Measures.”

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements involve risks and uncertainties. The Company’s actual experience and results may differ materially from the experience and results anticipated in such statements.  Factors that might cause such a difference include those discussed in the Company’s filings with the Securities and Exchange Commission (SEC), which include its Proxy Statement, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. For more information, see the section entitled “Forward-Looking Statements” contained in the Company’s Annual Report on Form 10-K and in other filings. The forward-looking statements included in this news release are made only as of the date of this news release and, except as required by federal securities laws and rules and regulations of the SEC, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About B/E Aerospace, Inc.

B/E Aerospace is the world’s leading manufacturer of aircraft cabin interior products and the world’s leading provider of aerospace fasteners, consumables and logistics services.  B/E Aerospace designs, develops and manufactures a broad range of products for both commercial aircraft and business jets.  B/E Aerospace manufactured products include aircraft cabin seating, lighting systems, oxygen systems, food and beverage preparation and storage equipment, galley systems, and modular lavatory systems.  The Company also provides cabin interior reconfiguration, program management and certification services.  The Company provides aerospace fasteners, consumables and logistics services as well as oilfield services and associated rental equipment.  B/E Aerospace sells and supports its products through its own global direct sales and product support organization.  For more information, visit the B/E Aerospace website at www.beaerospace.com.

B/E AEROSPACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
(In Millions, Except Per Share Data)

	THREE MONTHS ENDED
	March 31,	March 31,
	2014	2013

Revenues	$1,011.2	$842.2
Cost of sales	634.5	523.1
Selling, general and administrative	123.0	112.2
Research, development and engineering	70.7	53.3

Operating earnings	183.0	153.6

Operating earnings, as a percentage of revenues	18.1%	18.2%

Interest expense	30.6	30.6

Earnings before income taxes	152.4	123.0

Income taxes	43.4	33.1

Net earnings	$109.0	$89.9

Net earnings per common share:
Basic	$1.05	$0.87
Diluted	$1.05	$0.87

Weighted average common shares:
Basic	103.9	103.1
Diluted	104.3	103.7

B/E AEROSPACE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In Millions)

	March 31,	December 31,
	2014	2013
ASSETS

Current assets:
Cash and cash equivalents	$384.7	$637.8
Accounts receivable	564.0	484.1
Inventories	2,038.5	1,943.8
Deferred income taxes	29.6	29.4
Other current assets	89.3	64.6
Total current assets	3,106.1	3,159.7
Long-term assets	2,827.7	2,536.5
	$5,933.8	$5,696.2

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total current liabilities	$984.8	$879.1
Total long-term liabilities	2,218.1	2,207.9
Total stockholders' equity	2,730.9	2,609.2
	$5,933.8	$5,696.2

B/E AEROSPACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In Millions)

	Three Months Ended
	March 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$109.0	$89.9
Adjustments to reconcile net earnings to net cash flows provided by operating activities, net of effects from acquisitions:
Depreciation and amortization	28.1	20.4
Deferred income taxes	4.1	8.4
Non-cash compensation	6.9	6.0
Tax benefits realized from prior exercises of employee stock options and restricted stock	(2.4)	(1.9)
Provision for doubtful accounts	--	0.5
Loss on disposal of property and equipment	0.3	0.7
Changes in operating assets and liabilities:
Accounts receivable	(68.4)	(88.1)
Inventories	(92.7)	(69.0)
Other current and non-current assets	(33.8)	3.4
Accounts payable and accrued liabilities	105.2	88.9
Net cash flows provided by operating activities	56.3	59.2

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(56.2)	(37.2)
Acquisitions, net of cash acquired	(256.4)	--
Net cash flows used in investing activities	(312.6)	(37.2)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from common stock issued	0.1	--
Purchase of treasury stock	(0.1)	(0.1)
Principal payments on long-term debt	--	(0.1)
Tax benefits realized from prior exercises of employee stock options and restricted stock	2.4	1.9
Net cash flows provided by financing activities	2.4	1.7

Effect of foreign exchange rate changes on cash and cash equivalents	0.8	(5.9)

Net (decrease) increase in cash and cash equivalents	(253.1)	17.8
Cash and cash equivalents, beginning of year	637.8	513.7
Cash and cash equivalents, end of year	$384.7	$531.5

B/E AEROSPACE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

This release includes “adjusted net earnings,” “adjusted net earnings per diluted share,” “adjusted operating earnings,” “adjusted earnings before income tax,” “adjusted operating margin,” “CMS adjusted operating earnings,” “CMS adjusted operating margin,” “free cash flow,” and “free cash flow conversion ratio,” each of which are “non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934, as amended (Exchange Act).

The Company defines “adjusted net earnings” as net earnings as reported under GAAP excluding 2014 acquisition costs.  The Company defines “adjusted net earnings per diluted share” as net earnings per diluted share, as reported under GAAP excluding 2014 acquisition costs.

The Company defines “adjusted earnings before income tax” as earnings before income tax as reported under GAAP excluding 2014 acquisition costs.

The Company defines “adjusted operating earnings” as operating earnings as reported under GAAP excluding 2014 acquisition costs. “Adjusted operating margin” is adjusted operating earnings reflected as a percentage of revenue for the relevant period on a consolidated basis.

The Company defines “CMS adjusted operating earnings” as CMS operating earnings excluding 2014 acquisition costs. “CMS adjusted operating margin” is CMS adjusted operating earnings reflected as a percentage of revenue for the relevant period.

The Company uses adjusted operating earnings, adjusted operating margin, CMS adjusted operating earnings, CMS adjusted operating margin, adjusted earnings before income tax, adjusted net earnings and adjusted earnings per diluted share to evaluate and assess the operational strength and performance of the business and of particular segments of the business. The Company believes these financial measures are relevant and useful for investors because it allows investors to have a better understanding of the Company’s actual operating performance unaffected by the 2014 acquisition costs associated with recent acquisitions. These financial measures should not be viewed as a substitute for, or superior to, operating earnings, earnings before income tax, or net earnings, the most directly comparable GAAP measures, as a measure of the Company’s operating performance.

The Company defines “free cash flow” as net cash flows provided by operating activities less capital expenditures. The Company uses free cash flow to provide investors with an additional perspective on the Company’s cash flow provided by operating activities after taking into account reinvestments. Free cash flow does not take into account debt service requirements and therefore does not reflect an amount available for discretionary purposes. The Company defines “free cash flow conversion ratio” as free cash flow expressed as a percentage of the Company’s net earnings. The Company uses free cash flow conversion ratio to provide investors with a measurement of its ability to convert net earnings into free cash flow. These financial measures should not be viewed as a substitute for, or superior to, net cash flows provided by operating activities, the most directly comparable GAAP measure, as a measure of the Company’s liquidity or operating performance.

Pursuant to the requirements of Regulation G of the Exchange Act, we are providing the following tables that reconcile the above mentioned non-GAAP financial measures to the most directly comparable GAAP financial measures:

RECONCILIATION OF NET EARNINGS PER DILUTED SHARE
TO ADJUSTED NET EARNINGS PER DILUTED SHARE
(In Millions, Except Per Share Data)

	Three Months Ended
	March 31,
	2014	2013
Net earnings, as reported	$109.0	$89.9
2014 acquisition costs	2.2	-
Adjustment to income taxes for 2014 acquisition costs ¹	(0.7)	-
Adjusted net earnings	$110.5	$89.9
Adjusted net earnings per diluted share	$1.06	$0.87

Diluted weighted average shares	104.3	103.7

¹Adjustments to income taxes are based on an effective tax rate of ~28.5% for Q1 2014

RECONCILIATION OF EARNINGS BEFORE INCOME TAX
TO ADJUSTED EARNINGS BEFORE INCOME TAX EXCLUDING 2014 ACQUISITION COSTS
(In Millions)

	Three Months Ended
	March 31,
	2014	2013
Earnings before income tax	$152.4	$123.0
2014 acquisition costs	2.2	-
Adjusted earnings before income tax	$154.6	$123.0

RECONCILIATION OF OPERATING EARNINGS
TO ADJUSTED OPERATING EARNINGS EXCLUDING 2014 ACQUISITION COSTS
(In Millions)

	Three Months Ended
	March 31,
	2014	2013
Operating earnings	$183.0	$153.6
2014 acquisition costs	2.2	-
Adjusted operating earnings	$185.2	$153.6

RECONCILIATION OF CONSUMABLES MANAGEMENT SEGMENT
OPERATING EARNINGS TO ADJUSTED CMS OPERATING EARNINGS
EXCLUDING 2014 ACQUISITION COSTS
(In Millions)

	Three Months Ended
	March 31,
	2014	2013
CMS Operating earnings	$68.8	$64.8
2014 acquisition costs	2.2	-
Adjusted CMS operating earnings	$71.0	$64.8

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